EXHIBIT (a)(5)

Offer to Purchase for Cash

All Outstanding Shares of Class A Common Stock

All Outstanding Shares of Class B Common Stock

All Outstanding Shares of Series A Perpetual Convertible Preferred Stock and

All Outstanding Warrants to Purchase Shares of Class A Common Stock

of

WESTWAY GROUP, INC.

at a net price per share of Class A Common Stock of $6.70; and

at a net price per share of Class B Common Stock of $6.70; and

at a net price per share of Series A Perpetual Convertible Preferred Stock of $6.79; and

at a net price per share of Class A Common Stock subject to each Warrant to purchase shares of Class A Common Stock equal to $1.70

by

BISHOP INFRASTRUCTURE III ACQUISITION COMPANY, INC.

a wholly-owned subsidiary of

BISHOP INFRASTRUCTURE II ACQUISITION COMPANY, INC.

and a controlled affiliate of

EQT INFRASTRUCTURE II LIMITED PARTNERSHIP

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 30, 2013, UNLESS THE OFFER IS

EXTENDED

January 2, 2013

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

We have been appointed by Bishop Infrastructure III Acquisition Company, Inc., a Delaware corporation (which we refer to as the “Purchaser”), a wholly-owned subsidiary of Bishop Infrastructure II Acquisition Company, Inc., a Delaware corporation (which we refer to as the “Parent”) and a controlled affiliate of EQT Infrastructure II Limited Partnership, a limited partnership registered in England and Wales (which we refer to as the “Guarantor”), to act as Dealer Manager in connection with the Purchaser’s offer to purchase for cash:

•

all of the outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Westway Group, Inc., a Delaware corporation (the “Company”), at a purchase price equal to $6.70 per share (the “Common Stock Offer Price”);

•

all of the outstanding shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), of the Company at a purchase price per share equal to the Common Stock Offer Price;

•

all of the outstanding shares of Series A perpetual convertible preferred stock, par value $0.0001 per share (the “Preferred Stock,” and together with the Common Stock, the “Shares”), of the Company, at a purchase price equal to $6.79 per share (the “Preferred Stock Offer Price”); and

•

all outstanding warrants to purchase shares of Class A Common Stock (all of which have an exercise price of $5.00 per share of Class A Common Stock, the “Warrants,” and together with the Shares, the “Securities”), at a purchase price per share of Class A Common Stock subject to each such Warrant (the “Warrant Shares”) equal to $1.70 (the “Warrant Offer Price,” and together with the Common Stock Offer Price and the Preferred Stock Offer Price, the “Offer Price”),

other than any Shares held by the Company as treasury stock or otherwise, in each case, net to the seller thereof in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase, dated December 31, 2012 (as it may be amended or supplemented from time to time, which we refer to as the “Offer to Purchase”), and in the related letter of transmittal (as each may be amended or supplemented from time to time, which we refer to as the “Letter of Transmittal”) which, together with the Offer to Purchase, constitute the “Offer,” such documents enclosed herewith. Please provide copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

The Offer is subject to certain conditions which are described in Section 2 of the Offer to Purchase.

For your information and for forwarding to your clients for whom you hold Securities registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	Offer to Purchase, dated December 31, 2012;

2.	Letter of Transmittal for your use in accepting the Offer and tendering Securities and for the information of your clients;

3.	Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing the Securities, the Letter of Transmittal and all other documents required by the Letter of Transmittal are not immediately available or cannot be delivered to Continental Stock Transfer & Trust Company (which we refer to as the “Depositary”) at or prior to the Expiration Time (as defined in the Offer to Purchase) (or, in respect of Class A Common Stock only, if the procedure for book-entry transfer cannot be completed at or prior to the Expiration Time);

4.	A letter which may be sent to your clients for whose accounts you hold Securities registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer; and

5.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS PRACTICABLE REGARDING THE OFFER. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 30, 2013, UNLESS THE OFFER IS EXTENDED.

In all cases, payment for Securities accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of: (i) the certificates evidencing such Securities (“Certificates”) (or, in the case of shares of Class A Common Stock, a confirmation of a book-entry transfer of such shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase)), (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer of shares of Class A Common Stock, an Agent’s Message (as defined in the Offer to Purchase)), and (iii) any other documents required by the Letter of Transmittal.

If holders of Securities wish to tender, but it is impracticable for them to forward their: (i) Certificates, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer of shares of Class A Common Stock, an Agent’s Message (as defined in the Offer to Purchase)), and/or (iii) any other documents required by the Letter of Transmittal, a tender may be effected by following the guaranteed delivery procedure described in Section 4 of the Offer to Purchase.

The Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Securities pursuant to the Offer. However, the Purchaser will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Securities to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

Questions or requests for assistance may be directed to MacKenzie Partners, Inc., acting as the information agent for the Offer (the “Information Agent”), or to us, as Dealer Manager for the Offer, at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

Requests for additional copies of the enclosed material may be directed to the Information Agent, and copies will be furnished promptly at the Purchaser’s expense. Stockholders and warrantholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer.

Very truly yours,

Sterne, Agee & Leach, Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE PARENT, THE PURCHASER, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THE FOREGOING IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.